SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
               Act of 1934 Date of Report (date of earliest event
                           reported): October 31, 1999


                                  BIOFARM, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)




    Nevada                         0-20317                      88-0270266
---------------           ------------------------          -------------------
(State or other           (Commission File Number)             (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)





                 1244 Main Street, Linfield, Pennsylvania 19468
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (610) 495-8413

Item 1.  Changes in Control of Registrant

Item 2.  Acquisition or Disposition of Assets

Item 5.  Other Events

Effective October 31, 1999, the Registrant entered into a Rescission Agreement with Litchfield Continental, Ltd. (LCC). Pursuant to the terms of a Convertible Debenture in the principal amount of $6,434,681 issued by the Registrant to LCC on September 4, 1998, such Convertible Debenture was convertible at any time thereafter into a maximum of 17,507,720 shares of Registrant's Common Stock ($.001 par value). In exchange for such Convertible Debenture, LCC transferred to the Registrant 87% of the capital stock of Biofarm, S.A., a Romanian pharmaceutical manufacturer. Thereafter, LCC transferred to the Registrant the capital stock of three United Kingdom entities, control of which had been assumed by Litchfield in July, 1998. The Rescission Agreement was approved by a majority of the Registrant's shareholders pursuant to Section 78:320 Nevada Revised Code.

On October 5, 1998, the nominees of LCC were elected to the Board of the Registrant and the previous three directors resigned therefrom. Such election was the subject of the September 21, 1998, Proxy Statement (accompanied by the change in the name of the Registrant).

For additional information, reference is made to the following relevant documents previously filed by the Registrant pursuant to the 1934 Act:

     a)   Proxy Statement, dated September 21, 1998

     b)   Form 8-K/A filed November 19, 1998

     c)   Form 10-KSB filed February 19, 1999

The effect of the Rescission Agreement is to restore the Registrant to the situation that existed prior to September 4 and October 5, 1998. Thus:

     a) Registrant's Convertible Debenture issued to LCC is cancelled and Registrant returns to LCC the four companies transferred to the Registrant by LCC;

     b) The LCC nominees to Registrant's Board tendered their resignations therefrom and the three directors of the Registrant who occupied such office prior to October 5, 1998, were restored as the directors of the Registrant; and,

     c) LCC indemnified the Registrant against liabilities incurred since October 5, 1998, except for one such indebtedness in the amount of $200,000, and LCC issued to the registrant a five-year convertible note of LCC in the principal amount of $439,250 (plus interest at 6% per annum).

The rescission of the transaction with LCC was motivated by the fiscal 1998 operating losses and the going concern opinion issued by BDO International (the Registrant's independent auditors) on the financial statements at and for the year ended October 31, 1998. This going concern opinion was included in the Form 10-KSB filed on February 19, 1999. Further, doubt about the viability of the Registrant was exacerbated by the operating loss of approximately $3.6 million for the nine months ended July 31, 1999, which losses were attributable to the three United Kingdom entities transferred to the Registrant by LCC after October 5, 1998. In the opinion of the three directors named to replace the LCC nominees on the Board of the Registrant, based on the continuing losses from operations it was probable that the auditors would again issue a going concern opinion on the financial statements for fiscal 1999, and that due to its persistent deteriorating financial condition it was possible that the Registrant would not be able to remain as a viable entity for a reasonable period of time, and that it therefore would not be able to stay current in all its required 1934 filings. Consequently, it was determined to effect the rescission of the transaction with LCC.

Item 7.  Financial Statements and Exhibits

     a) Financial Statements. Financial Statements required by this Form 8-K are not included herewith but will be filed within sixty (60) days of November 15, 1999. The Registrant is on an October 31 fiscal period; therefore, financial statements satisfying both Form 8-K and Form 10-KSB will be filed on or before January 15, 2000.

     b) Pro forma Financial Information. It is impracticable at this time for the Registrant to file the required pro forma financial statements giving effect to the rescission described in Item 2 of this Form 8-K. The Registrant anticipates that the required pro forma financial statements will be filed on or before January 15, 2000.

     c) Exhibits. Attached hereto as an Exhibit is a copy of the Rescission Agreement effective October 31, 1999.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BIOFARM, INC.


                                           By:
                                               ---------------------------
                                               Allan Esrine
                                               Principal Financial Officer

Dated:  November 12, 1999